SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 2, 2006
PACIFIC ETHANOL, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

5711 N. West Avenue, Fresno, California (Address of principal executive offices)	93711 (Zip Code)

Registrant’s telephone number, including area code:	(559) 435-1771

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment No. 1 to Construction and Term Loan Agreement and Agreement as to Future Financing Transactions dated September 29, 2006 by and among Pacific Ethanol Madera LLC, TD Banknorth, N.A., Comerica Bank and Pacific Ethanol, Inc.

On October 2, 2006, Pacific Ethanol Madera, LLC (“Borrower”), a wholly-owned subsidiary of Pacific Ethanol, Inc.(the “Company”), and the Company, entered into an Amendment No. 1 to Construction and Term Loan Agreement and Agreement as to Future Financing Transactions dated September 29, 2006 with TD Banknorth, N.A. and Comerica Bank (the “Amendment”). The Amendment amends a certain Construction and Term Loan Agreement dated April 10, 2006 by and among Borrower, Comerica Bank and Hudson United Capital, a division of TD Banknorth, N.A. (the “Agreement”). The Amendment is described immediately below and is filed herewith as Exhibit 10.2. The Agreement is described below and is filed herewith as Exhibit 10.1.

The Amendment provides that Borrower has no obligation to borrow under the Agreement at any time. The Amendment further provides that proceeds of the term loans under the Agreement may be used to finance a distribution or dividend to the Company, but only up to the amount of capital contributions made by the Company to Borrower after April 13, 2006 in connection with or related to the development, construction, installation, start-up or testing of the ethanol production facility in Madera County, California (the “Project”); provided, that payment in full is first made by Borrower for (i) the refinancing of the principal of and accrued and unpaid interest on all construction loans outstanding on the term loan conversion date, if any, and (ii) interest, fees and other expenses payable under the Agreement.

The Amendment also provides that an optional prepayment may occur at any time following the term loan conversion date and following 10 days’ prior notice. The Agreement previously required that an optional prepayment not occur until after the first anniversary of the term loan conversion date.

In addition, the Amendment provides rights and obligations in the event of an early termination and failure to borrow under the Agreement. If the term loan conversion date has not occurred by December 15, 2006, Borrower may, at its option, terminate the Agreement and the other related loan documents by rendering notice and paying a nonrefundable fee in the amount of approximately $1.0 million, together will all other amounts then due and payable under the Agreement and the other loan documents. If Borrower has not borrowed amounts in the aggregate initial principal amount of at least $34.0 million on or prior to December 15, 2006, and Borrower has not exercised its right of termination, then Borrower is required to pay a nonrefundable fee in the amount of the product of (i) $1.0 million, and (ii) a fraction, the numerator of which is the aggregate initial principal amounts borrowed on or prior to December 15, 2006 and the denominator of which is $34.0 million, together with all other amounts then due and payable under the Agreement.

The Amendment also provides that the lenders who are parties to the Agreement shall have the pro rata right to participate as a lender in any refinancing or multi-plant financing involving the Project that closes on or before December 31, 2006; provided, that the lenders will only have the right to provide up to an aggregate of $34.0 million with respect to such refinancing or financing. In the event a lender agrees to participate in such refinancing or financing, any early termination fee due to that lender will be reduced by a fraction the numerator of which is the aggregate amount of such lender’s commitment to participate in such refinancing or financing and the denominator of which is the product of (i) such lender’s pro rata share of the aggregate term loan commitment under the Agreement, and (ii) $34.0 million; or if such lender has previously received a prepayment fee or early termination fee under the Agreement, as amended by the Amendment, then such lender will refund to the Borrow, on the date of such refinancing or financing, the difference between the fee received by it and the amount that would otherwise be payable to such lender, as calculated above.

Construction and Term Loan Agreement dated April 10, 2006 by and among Pacific Ethanol Madera LLC, Comerica Bank and Hudson United Capital, a division of TD Banknorth, N.A.

On April 13, 2006, Borrower entered into the Agreement with Hudson United Capital, a division of TD Banknorth, N.A. (“Hudson”) and Comerica Bank (“Comerica”). This debt financing (“Debt Financing”) is in the aggregate amount of up to approximately $34.0 million and will provide a portion of the total financing necessary for the completion of the Company’s ethanol production facility in Madera County (the “Project”). The Project cost is not to exceed approximately $65.1 million (the “Project Cost”).

Subject to the terms and conditions of the Agreement and related documents, Hudson will fund up to $22.1 million and Comerica will fund up to $11.9 million of the Debt Financing. The Debt Financing includes customary representations, warranties, covenants, default and other provisions.

Substantial completion of the Project is to occur within 425 days of the final notice to proceed. The final completion date is the date that the Project (a) has successfully been constructed and completed; (b) has passed all performance and acceptance tests reasonably acceptable to Hudson and Comerica and their engineer; and (c) the engineer has provided an acceptable completion certificate (the “Final Completion Date”). The Final Completion Date is to occur within 545 days from the notice to proceed.

The Debt Financing will initially be in the form of a construction loan (the “Construction Loan”), that will mature on or before the Final Completion Date, after which the Debt Financing will be converted to a term loan (the “Term Loan”), that will mature on the seventh anniversary of the closing of the Term Loan. The closing of the Term Loan is expected to be the Final Completion Date. The Construction Loan interest rate will float at a rate equal to the 30-day London Inter Bank Offered Rate (“LIBOR”), plus 3.75%. PEI Madera will be required to pay the Construction Loan interest monthly during the term of the Construction Loan. The Term Loan interest rate will float at a rate equal to the 90-day LIBOR plus 4.00%. PEI Madera will be required to purchase interest rate protection in the form of a LIBOR rate cap of no more than 5.50% from a provider on terms and conditions reasonably acceptable to Hudson, and in an amount covering no less than 70% of the principal outstanding on any loan payment date commencing on the first draw down date through the fifth anniversary of the Term Loan. Loan repayments on the Term Loan are to be due quarterly in arrears for a total of 28 payments beginning on the closing of the Term Loan and ending on its maturity date. The loan amortization for the Project will be established on the closing of the Term Loan based upon the operating cash projected to be available to PEI Madera from the Project as determined by closing pro forma projections. The Debt Financing will be senior to all obligations of the Project and PEI Madera other than direct Project operating expenses and expenses incurred in the ordinary course of business. All direct and out-of-pocket expenses of the Company or its direct and indirect subsidiaries will be reimbursed only after the repayment of the Debt Financing obligations.

The Term Loan amount is to be the lesser of (i) $34.0 Million, (ii) 52.25% of the total Project cost as of the Term Loan conversion date, and (iii) an amount equal to the present value (discounted at an interest rate of 9.5% per annum) of 43.67% of the operating cash distributable to and received by PEI Madera supported by the closing pro forma projections, from the closing of Term Loan through the seventh anniversary of such closing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Number	Description

10.1	Construction and Term Loan Agreement dated April 10, 2006 by and among Pacific Ethanol Madera LLC, Comerica Bank and Hudson United Capital, a division of TD Banknorth, N.A. (*)

10.2
Amendment No. 1 to Construction and Term Loan Agreement and Agreement as to Future Financing Transactions dated September 29, 2006 by and among Pacific Ethanol Madera LLC, TD Banknorth, N.A., Comerica Bank and Pacific Ethanol, Inc.

        _________________

(*)	Filed as an exhibit to the Registrant’s annual report on Form 10-KSB for December 31, 2005 filed with the Securities and Exchange Commission on April 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006	PACIFIC ETHANOL, INC.

	By:	/s/ WILLIAM G. LANGLEY

William G. Langley Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.2
Amendment No. 1 to Construction and Term Loan Agreement and Agreement as to Future Financing Transactions dated September 29, 2006 by and among Pacific Ethanol Madera LLC, TD Banknorth, N.A., Comerica Bank and Pacific Ethanol, Inc.

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